Contact:  Steven Small
                                         Executive Vice President and
                                         Chief Financial Officer
                                         (502) 562-5878

FOR IMMEDIATE RELEASE

           MidAmerica Bancorp, holding company of Bank of Louisville, announces stock repurchase program

LOUISVILLE, Ky. (March 27, 2000) AMEX SYMBOL: MAB - MidAmerica Bancorp, holding company of Bank of Louisville, announced today that its Board of Directors has authorized the repurchase of up to 500,000 shares, or approximately 4.7%, of the company's outstanding common stock from time to time through December 31, 2001. All shares acquired will be purchased in open market transactions at the discretion of management.

"This share repurchase program reflects our continued commitment to increase shareholder value," said R.K. Guillaume, Vice Chairman and Chief Executive Officer of MidAmerica Bancorp.

Bank of Louisville is the largest independent locally managed bank in the Louisville metropolitan area, with approximately $1.6 billion in assets and 31 banking centers.

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